UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2013

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization )	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01. Entry into a Material Definitive Agreement.

On August 8, 2013, affiliates of Medical Properties Trust, Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with affiliates of IASIS Healthcare LLC (“IASIS”) (the “Seller”) for the acquisition of the real estate associated with three general acute care hospitals for an aggregate purchase price of $283.3 million, which will be leased back to IASIS. The leases will have 15-year terms with renewal options, and provide for annual increases based on the consumer price index, limited to a 2.5% ceiling.

The table below sets forth pertinent details with respect to the three facilities as of August 14, 2013:

Property	State	Beds	Square Feet
Mountain Vista Medical Center, LP	AZ	178	405,011
IASIS Glenwood Regional Medical Center, LP	LA	268	330,323
The Medical Center of Southeast Texas, LP	TX	224	349,461

The acquisition is subject to customary real estate, regulatory and other closing conditions.

Pursuant to the Agreement, the Company has made good faith deposits in an aggregate amount of $14.1 million. If the acquisition is not consummated due to the Company’s material default or breach, the Seller will be entitled to terminate the Agreement and retain the good faith deposit. If the acquisition is not consummated due to the Seller’s material default or breach, the Company will be entitled to either (i) sue for the specific performance or (ii) the return of the good faith deposit.

In addition to the pending relationships described in the Agreement, an affiliate of the Company is presently lessor of a separate hospital facility, Pioneer Valley Hospital in West Valley City, UT, to a separate affiliate of IASIS. In connection with closing of the transactions contemplated by the Agreement, the lease with respect to this facility will be amended to provide, among other things, for approximately $2.0 million in funding from the lessor for property improvements, and an extension of its term from 2019 to 2028.

Item 7.01. Regulation FD Disclosure

On August 14, 2013, the Company issued a press release announcing the Agreement, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference in any filing of the Company with the Securities and Exchange Commission, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.
(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MPT Operating Partnership, L.P.
(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: August 14, 2013

3